UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

October 07, 2005

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (604) 694-1110

 (Former name or former address, if changed since last report)

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 17, 2005, Terra Nostra Resources Corp. (“TNR”) reported all requirements as having being fulfilled under two Joint Venture Agreements with Shandong Jinpeng Copper Co. Ltd. (“SJCC”), leading to the completion of the acquisition of 51% of two Sino-Foreign Joint Venture Companies (together the “Joint Ventures”), named Shandong Terra-Nostra Jinpeng Metallurgical Co Ltd. (“STJMC”) and Shandong Quanxin Stainless Steel Co. (“SQSSC”).  As a result of the acquisitions, TNR changed its fiscal year end to May 31, to coincide with the fiscal year end of the Joint Ventures.  TNR’s auditors commenced at that time an audit to render an opinion under US generally accepted accounting principals (USGAAP) on the operating companies contributing fixed assets to STJMC, and on the existing joint venture company SQSSC, both as at the fiscal years ending May 31 2005 and May 31 2004.

With respect to STJMC, on October 7, 2005, TNR and SJCC entered into an Amended and Restated Joint Venture Contract, whereby the combination of fixed assets contributed to STJMC by SJCC was modified to lessen the tax impact of the transaction on SJCC. The contributed fixed assets remain comprised of certain fixed assets utilized in the production of copper, including equipment, buildings, production lines, property use and other fixed assets, but with certain electrolytic and value-added copper production capacity being substituted with other productive assets under construction capable of producing up to 80,000 MT of electrolytic copper upon completion on an annual basis, yielding a revised aggregate gross annual productive capacity of the fixed assets contributed to STJMC by all of the contributing companies of 130,000 MT of electrolytic copper, 20,000 MT of low-oxygen rod, 15,000 MT of no-oxygen copper rod and related products, as well as operational facilities for the collection of copper and stainless steel scrap, and production facilities for the extraction of gold and silver, the quantity of which is a function of the varying composition of the raw feedstock.   The required capital contribution by TNR to STJMC of US$27,234,000 remains as previously reported.

TNR expects to file the required audited financial statements of SQSSC for fiscal years ended May 31 2004 and 2005, the accompanying pro forma financial statements of TNR showing the effects of the acquisition of SQSSC, along with the required management prepared financial statements for the three months ended August 31 2004 and 2005, by November 2 2005.

Due to the amendment to the Joint Venture Contract between TNR and SJCC, TNR expects to file the required audited financial statements of the contributing companies to STJMC for fiscal years ended May 31 2004 and 2005, the accompanying pro forma financial statements of TNR showing the effects of the acquisition of STJMC, along with the required management prepared financial statements for the three months ended August 31 2004 and 2005, within the required 71 day required.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)  Resignation of Accountant

On October 10 2005, the Board of Directors of TNR accepted the resignation of the TNR’s independent auditors, Schwartz Levitsky Feldman Inc. (“SLF”), who audited TNR's consolidated financial statements for the two most recent fiscal years ended December 31, 2004 and 2003.

The report of SLF accompanying the audits for this period were not qualified or modified as to audit scope or accounting principles. However, such report did contain a modification with regards to TNR's ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2004 and 2003,  and during the interim period up through June 30, 2005,  there were (1) no disagreements between TNR and SLF on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by SLF involving internal control structures or operations which were considered to be material weaknesses.

SLF reviewed this Form 8-K with respect to the aforesaid disclosure and was provided the opportunity to furnish a letter with respect thereto.  Upon receipt, this letter will be filed as an exhibit to this form 8-K.

(b) Engagement of New Accountant

On October 10 2005, the Board of Directors of TNR appointed SLF Rotenberg, CPA PLLC (“SLFR”) as TNR's new independent accountants.

During its two most recent fiscal years ended December 31, 2004 and 2003 TNR did not consult with SLFR regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did TNR consult with SLFR with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As of October 7, Mr. William L. Melvin is no longer an officer, nor a member of the Board of Directors, of Terra Nostra Resources Corp.

(c) Effective October 7, 2005, Mr. Donald C. Nicholson, presently the Chief Administrative Officer and a member of the Board of Directors of TNR, will be assuming the responsibilities and duties of President and Chief Executive Officer, while TNR engages in a search for a suitable candidate.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Statement of Finance Raising Activities

TNR has initiated discussions with finance institutions and private investors in connection with its plan to raise at least $10 million in private placement funding. The majority of the funds would be transferred to the Joint Ventures to partially satisfy the capital contribution requirements of TNR under the applicable joint venture contracts.  The Joint Ventures will utilize the funds for ongoing construction costs and for working capital needs. TNR is also in the early stages of planning a follow-on equity issuance of at least $50 million, which final amount will be a function of capital expansion needs, acquisition prospects, transaction costs, and prevailing market conditions.

Section 8 - Other Events

Item 8.01 Other Events.

Financial Reporting and Forward Looking Statements

For the fiscal year ended May 31 2005, management presently expects to report consolidated revenues and profit after tax of $185 million and $14.9 million, respectively, for the operations of the companies contributing their fixed assets to STJMC, together with SQSSC. These results are preliminary, and actual results could vary upon completion of the audit underway of the management prepared financial statements of SQSS for fiscal years ended May 31 2005 and 2004, and upon completion of the audit of the management prepared financial statements of the contributing companies to STJMC for fiscal years ended May 31 2005 and 2004, to be commenced as indicated in this filing.  It is noted that TNR is a 51% shareholder in the Joint Ventures and is therefore entitled to its pro-rata share of equity distributions as may be made in 2005/2006 fiscal period, and future fiscal periods, subject to any limitations that may apply under Chinese corporate and tax law, regulations under the State Administration of Foreign Exchange, and provision of required capital contributions. TNR notes that strong demand in the period ended May 31, 2005 has pushed copper prices up sharply over the prior period. Further, the pricing environment has held firmly in the months following such period and management expects that a strong seller market will endure for the short to medium term.

Management is also furnishing estimated consolidated financial results of the operations of the companies contributing their fixed assets to STJMC, and SQSSC, for the calendar year 2004, and a six year forecast for the calendar periods through 2010. The basis of the estimate for calendar 2004 results are management reports and the forecasted results are based on the judgment of management and under the assumptions that: certain construction projects in process will be completed on or near the expected completion dates; the estimates of production capacity and output are accurate; sufficient working capital is available; favorable market conditions for copper and stainless steel products continues, and; other important assumptions. The estimated profit after tax for 2004 is equal to $10.1 million, and the profit after tax for 2005 is projected to equal $27.2 million.

The Joint Ventures and TNR are expected to benefit not only from the strong pricing environment mentioned above, but also from tax incentives granted the Joint Ventures. Under the rules applicable to the Joint Ventures, income is not taxable for two years from reaching profitability and is thereafter subject to one half of the statutory tax rates for three years.

The combined Joint Venture revenue for 2006 and 2007 are expected to be approximately $700 and $786 million per annum, respectively, based on the projected capacity enhancements under TNR’s capital improvement program, among other assumptions. The combined Joint Venture net income for calendar 2006 and 2007 are expected to equal $98 million and $115 million.

TNR notes that previously disclosed information regarding the calendar year 2004 estimated consolidated financial results of the companies contributing assets to STJMC, and the related consolidated financials projections as they are impacted by copper operations, differs from currently provided estimates, as a result of the Amended and Restated Joint Venture Contract between TNR and SJCC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The audited financial statements of the operating companies contributing assets to STJMC under the Amended and Restated Joint Venture Contract, and the pro forma financial statements that TNR will be required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission as a result of the transaction described above will be filed within seventy-one (71) days of the date of the Amended and Restated Joint Venture Contract.

The following Exhibits are attached to this Form 8-K:

Exhibit 10.14

Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd. - Amended and Restated Joint Venture Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 12th day of October 2005.

TERRA NOSTRA RESOURCES CORP.

By:

/s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    Secretary